Exhibit 10.2

UNITED INSURANCE HOLDINGS CORP.
OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD

(for Employees)
______________________
______________________
______________________

Dear [______________]:

You have been granted an award of shares of the common stock (“Common Stock”) of United Insurance Holdings Corp. (the “Company”) constituting a Restricted Stock Award (this “Award”) under the United Insurance Holdings Corp. Omnibus Incentive Plan (the “Plan”) with terms and conditions described below. This Award is granted under and governed by the terms and conditions of the Plan. Additional provisions regarding this Award and definitions of capitalized terms used and not defined in this Award can be found in the Plan.

Grant Date:	[____________]
Number of Shares of Restricted Stock (“Restricted Shares”):	[____________]
Vesting Schedule:
_____ ( ) percent of the Restricted Shares will vest per year on each of the first _____ anniversaries of the Grant Date, provided you are continuously employed by or in the service of the Company through the applicable anniversary date.

Notwithstanding the foregoing, the Restricted Shares will vest in full upon the date your employment or service relationship with the Company is terminated by the Company other than for Cause.

Except as otherwise provided above, upon your termination of employment with, or cessation of services to, the Company prior to the date the Restricted Shares are vested, you will forfeit the unvested Restricted Shares.

For purposes of this Award, “Cause” shall have the meaning given such term in the Plan, unless such term is defined in your employment agreement with the Company, in which case “Cause” shall have the meaning set forth in such employment agreement.

Release of Shares:
The Restricted Shares will be held in escrow by the Company or the Company’s transfer agent pending vesting. As soon as reasonably practicable after any Restricted Shares vest, the applicable restrictions on the Restricted Shares will be removed and such Shares will be issued according to your instructions.

Transferability of Restricted Shares:
You may not sell, transfer or otherwise alienate or hypothecate any of your Restricted Shares until they are vested. In addition, by accepting this Award, you agree not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

Voting and Dividends:
While the Restricted Shares are subject to forfeiture, you may exercise full voting rights and will be credited with all dividends and other distributions paid with respect to the Restricted Shares, in each case so long as the applicable record date occurs before you forfeit the Restricted Shares. If, however, any such dividends or distributions are paid in shares of Company capital stock, such shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Award as are the Restricted Shares with respect to which they were paid.

Transferability of Award:	You may not transfer or assign this Award for any reason, other than as set forth in the Plan. Any attempted transfer or assignment will be null and void.
Market Stand-Off:
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Award without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Tax Withholding:
You understand that you (and not the Company or any Affiliate) shall be responsible for your own federal, state, local or foreign tax liability and any other tax consequences that may arise as a result of the transactions contemplated by this Award. You shall rely solely on the determinations of your tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. You understand that you may alter the tax treatment of the Shares subject to this Award by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of this Award to be effective. You should consult with your tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. You acknowledge that it is your sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if you request the Company or its representatives to make this filing on your behalf.

To the extent that the receipt or the vesting of the Restricted Shares, or the payment of dividends on the Restricted Shares, results in income to you for federal, state or local income tax purposes, except as otherwise provided in the following paragraph, you shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt, vesting or payment, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations. If you fail to do so, the Company has the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations or to delay delivery of the shares.

If you do not make an election under Code Section 83(b) in connection with this Award, you may satisfy the withholding requirement in connection with the vesting of the Restricted Shares, in whole or in part, by electing to have the Company withhold for its own account that number of Restricted Shares otherwise deliverable to you from escrow hereunder on the date the tax is to be determined having an aggregate Fair Market Value (on the date the tax is to be determined) equal to the minimum statutory total tax that the Company must withhold in connection with the vesting of such Restricted Shares. Your election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:
• This Award may be amended only by written consent signed by both you and the Company, unless the amendment is not to your detriment. Notwithstanding the foregoing, this Award may be amended or terminated by the Board or the Committee without your consent in accordance with the provisions of the Plan.

• The failure of the Company to enforce any provision of this Award at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

• In the event any provision of this Award is held illegal or invalid for any reason, such illegality or invalidity shall not affect the legality or validity of the remaining provisions of this Award, and this Award shall be construed and enforced as if the illegal or invalid provision had not been included in this Award.

• As a condition to the grant of this Award, you agree (with such agreement being binding upon your legal representatives, guardians, legatees or beneficiaries) that this Award shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Award or the Plan, and any determination made by the Committee pursuant to this Award or the Plan, shall be final, binding and conclusive.

• This Award may be executed in counterparts.

BY SIGNING BELOW AND ACCEPTING THIS RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN.

UNITED INSURANCE HOLDINGS CORP.

By:    _____________________________        _____________________________
[Name of Authorized Officer]            [Name of Recipient]

Date:     _______________________